EXHIBIT 10.5

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) made as of the ______ day of March, 2004, by and among M/I HOMES, INC. (formerly known as M/I Schottenstein Homes, Inc.), an Ohio corporation (“Borrower”), FLEET NATIONAL BANK (formerly known as BankBoston, N.A.) (“Fleet”) and the banks from time to time a party to that certain Credit Agreement (as hereinafter defined) (the “Banks”; Fleet and the Banks are hereinafter referred to collectively as the “Lenders”) and FLEET NATIONAL BANK (formerly known as BankBoston, N.A.), as Agent (the “Agent”).
W I T N E S S E T H:
WHEREAS, Borrower, Agent and Fleet entered into that certain Credit Agreement dated August 29, 1997 (the “Original Credit Agreement”), as amended by First Amendment to Credit Agreement dated September 15, 2000 (the “First Amendment”), Second Amendment to Credit Agreement dated March 6, 2002 (the “Second Amendment”) and Third Amendment to Credit Agreement dated June 2, 2003 (the “Third Amendment”) (collectively, the “Original Credit Agreement”, “First Amendment”, “Second Amendment” and “Third Amendment” referred to as, the “Credit Agreement”); and
WHEREAS, Borrower has requested that the Lenders modify the Credit Agreement in certain respects; and

WHEREAS, the Agent and the Lenders have agreed to such modification to the Credit Agreement subject to the execution and delivery by Borrower of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
  Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
  Modification of the Original Credit Agreement. Borrower, the Lenders and Agent do hereby modify and amend the Original Credit Agreement as follows:

              (a)  By deleting in its entirety the definition of “Senior Credit Agreement” appearing on page 13 of the Original Credit Agreement, and inserting in lieu thereof the following definition of “Senior Credit Agreement”:

  “Senior Credit Agreement. The Credit Agreement effective as of March 6, 2002 by and among the Borrower; Bank One, N.A., individually and as agent; The Huntington National Bank, individually and as documentation agent; U.S. Bank, N.A., National City Bank, AmSouth Bank, and SunTrust Bank,

  individually and as co-agents; Comerica Bank; Fifth Third Bank, Central Ohio; PNC Bank, National Association; Washington Mutual Bank, FA; Fleet National Bank; and Guaranty Bank; as the same may be amended, modified, extended, refinanced, renewed or replaced from time to time.”

  (b) By deleting in its entirety the definition of “Senior Debt,” appearing on pages 13 and 14 of the Original Credit Agreement, and inserting in lieu thereof the following definition of “Senior Debt”:

  “Senior Debt. Senior Debt shall mean all Indebtedness for money borrowed by the Borrower, before or after the date of the Notes, created or evidenced by notes or similar instruments executed and delivered pursuant to (a) the Senior Credit Agreement up to the aggregate principal Indebtedness thereunder, including reimbursement obligations relating to drawn letters of credit issued or outstanding pursuant thereto (and including any obligations with respect to letters of credit issued or outstanding pursuant thereto but which are undrawn), not exceeding $375,000,000.00, of which not more than $50,000,000.00 shall pertain to reimbursement obligations relating to drawn letters of credit that were issued or outstanding pursuant to the Senior Credit Agreement (and including any obligations with respect to letters of credit issued or outstanding pursuant thereto but which are undrawn), (b) the M/I Financial Corp. Loan Agreement up to an aggregate principal Indebtedness thereunder not exceeding $40,000,000.00, (c) Indebtedness incurred solely with respect to Construction Bonds or completion guaranties delivered to municipalities or other political subdivisions to secure the Borrower's performance of obligations related to lot improvements and subdivision development and completion and which are not obligations for borrowed money, and (d) any other Indebtedness for money borrowed by the Borrower, before or after the date of the Notes, created or evidenced by notes, bonds, debentures or other similar instruments or by loan agreement under which the Indebtedness is reflected in a loan account (but excluding any trade debt) in an aggregate principal amount not to exceed $25,000,000.00, and amendments, renewals, modifications, extensions and refundings (but specifically excluding any increases over the limits set forth above) of any such Indebtedness; provided, however, that in no event shall any of such Indebtedness be considered as "Senior Debt" hereunder if in any instrument or instruments evidencing or securing the same or pursuant to which the same are outstanding, or under any such amendment, renewal, extension or refunding, it is provided that such Indebtedness is not superior in right of payment to the Notes or that such Indebtedness is pari passu with or junior in right of payment to the Notes. Senior Debt shall not include any Indebtedness that is payable to any Subsidiary or Affiliate of the Borrower, any director, officer or employee of any thereof, or pursuant to or in connection with any Investments in Joint Ventures; provided that Senior Debt may, subject to the limits set forth above, include Indebtedness of the Borrower to lenders that have extended credit or financing to joint ventures, partnerships or other permitted entities in which the Borrower has made Investments in Joint Ventures as permitted by this Agreement (including Indebtedness with respect to Guaranteed HNB Joint Ventures Letters of Credit).”

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  (c) By deleting in its entirety §6.4(c) of the Original Credit Agreement, appearing on page 27 thereof, and inserting in lieu thereof the following §6.4(c):

  “(c) concurrently with the delivery of each financial statement referred to in §6.4(a) above and each financial statement referred to in §6.4(b) above, a certificate of the principal financial or accounting officer of the Borrower in form and substance reasonably satisfactory to the Agent and stated to have been made after due examination by such officer (i) stating that, to the best of such officer’s knowledge, the Borrower and each of its Subsidiaries during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the Notes to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) showing in detail .the calculations supporting such statement in respect of the covenants set forth in §6.12, §7.1, §7.3, §7.4, §7.5, §7.6 and §7.7, and (iii) stating that no Change of Control has occurred; and”

  (d) By deleting in its entirety §7.1(g) of the Original Credit Agreement, appearing on page 31 thereof, and inserting in lieu thereof the following §7.1(g):

  “(g)   Other Indebtedness of the Borrower and its Subsidiaries for borrowed money from an institutional lender or in connection with a public or privately placed debt offering created or evidenced by notes, bonds, indentures or similar agreements or by loan agreement under which the Indebtedness is reflected in a loan account (it being agreed that such Indebtedness may not include trade debt); provided that neither the Borrower nor any of its Subsidiaries shall incur any such Indebtedness pursuant to this §7.1(g) (such permitted Indebtedness is hereafter referred to as “Additional Permitted Senior Debt”) unless the ratio of the Borrower’s EBITDA to Consolidated Interest Incurred for the previous four (4) fiscal quarters of the Borrower is greater than 2.0 to 1.0. For the purposes of performing such test, Consolidated Interest Incurred shall include the interest expense that would have been incurred on such Indebtedness on a pro forma basis for a four (4) quarter period. In no event shall any of such Indebtedness be considered as Additional Permitted Senior Debt hereunder if in any instrument or instruments evidencing or securing the same or pursuant to which the same are outstanding, or under any amendment, renewal, extension or refunding thereof, it is provided that such Indebtedness is not superior in right of payment to the Notes or that such Indebtedness is pari passu with or junior in right of payment to the Notes, it being the intent of the parties that no other “subordinated debt” shall be permitted except as incurred pursuant to §7.1(h) hereof.

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  Notwithstanding the foregoing, neither the Borrower nor any of its Subsidiaries shall incur any such Indebtedness pursuant to this §7.1(g) unless the Borrower shall have provided the Agent a statement certified by the principal financial or accounting officer of the Borrower that no Default or Event of Default exists or will exist after the incurrence of such Indebtedness, which statement shall include a calculation demonstrating that the Borrower will be in compliance with the foregoing ratio after giving effect to such incurrence. Additional Permitted Senior Debt shall not include any Indebtedness that is payable to any Subsidiary or Affiliate of the Borrower, any director, officer or employee of any thereof, or pursuant to or in connection with any Investments in Joint Ventures;”

  (e) By adding in its entirety the following §7.1(h) of the Original Credit Agreement:

  “(h)   Other Indebtedness of the Borrower in a principal amount not to exceed $300,000,000.00 (such permitted Indebtedness is hereafter referred to as “Permitted Subordinate Debt”) which Permitted Subordinate Debt is pari passu with or junior in right of payment to the Notes and is evidenced by agreements that are satisfactory to Agent in its reasonable discretion containing subordination and standstill provisions or provisions which provide that such Permitted Subordinate Debt is pari passu with respect to the Notes. In no event shall any of such Indebtedness be considered as Permitted Subordinate Debt hereunder if in any instrument or instruments evidencing or securing the same or pursuant to which the same are outstanding, or under any amendment, renewal, extension or refunding thereof, it is provided that such Indebtedness is superior in right of payment to the Notes or that such Indebtedness is not pari passu with or junior in right of payment to the Notes. Notwithstanding the foregoing, neither the Borrower nor any of its Subsidiaries shall incur any such Indebtedness pursuant to this §7.1(h) unless the Borrower shall have provided the Agent a statement certified by the principal financial or accounting officer of the Borrower that no Default or Event of Default exists or will exist after the incurrence of such Indebtedness, which statement shall include a calculation demonstrating that the aggregate principal amount of all Permitted Subordinate Debt outstanding will not exceed $300,000,000.00 after giving effect to such incurrence; and”

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          (f)  By renumbering the existing §7.1(h) of the Original Credit Agreement, so that the existing §7.1(h) of the Original Credit Agreement is now §7.1(i) of the Original Credit Agreement.

          (g)  By deleting in its entirety §7.3(a)(iii) of the Original Credit Agreement, appearing on page 34 thereof, and inserting in lieu thereof the following §7.3(a)(iii):

  “(iii) Contingent Obligations related to Indebtedness of joint ventures in which the Borrower has made Investments in Joint Ventures and in which the Borrower is a partner, member or shareholder (including obligations with respect to the Guaranteed HNB Joint Venture Letters of Credit); provided, however, that the aggregate amount of such Contingent Obligations at any one time outstanding pursuant to this §7.3(a)(iii) shall not exceed (A) $50,000,000 less (B) the aggregate amount of Permitted Indebtedness;”

  (h) By adding in its entirety the following §7.12 to the Original Credit Agreement:

  “Restriction on Prepayment of Indebtedness. Without the prior written consent of the Majority Holders, which consent may be withheld by the Majority Holders in their sole and absolute discretion, the Borrower shall not (a) modify, waive or amend the documents relating to any Permitted Subordinate Debt, (b) prepay, purchase, amortize, retire, redeem, defease or otherwise acquire any Permitted Subordinate Debt that is subordinate to the Notes, (c) prepay, purchase, amortize, retire, redeem, defease or otherwise acquire any Permitted Subordinate Debt that is pari passu with the Notes except to the extent that Borrower shall prepay, purchase, amortize, retire, redeem, defease or otherwise acquire the Notes on a pro rata basis, (d) make any payments on any Permitted Subordinate Debt that is subordinate to the Notes, except for payments of interest due and payable on the Permitted Subordinate Debt, so long as no Event of Default exists hereunder or would result from such payment of interest or other payment and so long as the Lenders have been paid any amounts due and payable in connection with the Loans or (e) make any payments on any Permitted Subordinate Debt that is pari passu with the Notes, except to the extent that the Lenders have been paid any amounts due and payable in connection with the Loans on a pro rata basis.”

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          (i)  By adding the word “or” to the end of the existing §9.1(l) of the Original Credit Agreement, appearing on page 41 thereof.

          (j)  By adding in its entirety the following §9.1(m) to the Original Credit Agreement:

  “any subordination agreement that evidences any Permitted Subordinate Debt (i) ceases to be the legal, valid and binding agreement of any Person party thereto, enforceable against such Person in accordance with its terms or a payment is made by Borrower in violation of any provision thereof, or (ii) shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or the Indebtedness related thereto is in any way not fully subordinate to all of Borrower’s Indebtedness and other liabilities to Lenders and Agent under this Agreement and the Notes and to Borrower’s obligations, if any, as a guarantor or otherwise of the Indebtedness and other liabilities of M/I Financial Corp. (including without limitation the obligations with respect to the M/I Financial Corp. Loan Agreement);”

3.  Modification of the First Amendment. Borrower, the Lenders and Agent do hereby modify and amend the First Amendment as follows:

        By deleting the figure “$15,000,000.00” appearing in the last line of the amended definition of “Permitted Indebtedness” appearing in Paragraph 2(b) of the First Amendment, appearing on page 2 thereof, and inserting in lieu thereof the figure “$40,000,000.00”.
      By deleting the figure “$4,000,000.00” appearing in the last line of the amendment to §7.3(a)(iv) appearing in Paragraph 2(h) of the First Amendment and inserting in lieu thereof the figure “$10,000,000.00”.

          4.  Modification of the Second Amendment. Borrower, the Lenders and Agent do hereby modify and amend the Second Amendment as follows:

      By deleting in its entirety the amendment to the definition of “Change of Control” appearing in Paragraph 2 of the Second Amendment, appearing on page 1 and 2 thereof, and inserting in lieu thereof the following definition:
    “Change of Control. A Change of Control shall exist upon the occurrence of any of the following:

(a)  any Person or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of Borrower equal to at least fifty percent (50%); or

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            (b) as of any date a majority of the Board of Directors of Borrower consists of individuals who were not either (i) directors of Borrower as of the corresponding date of the previous year, (ii) selected or nominated to become directors by the Board of Directors of Borrower of which a majority consisted of individuals described in clause (b)(i) above, or (iii) selected or nominated to become directors by the Board of Directors of Borrower of which a majority consisted of individuals described in clause (b)(i) above and individuals described in clause (b)(ii), above.”

        5.  Modification of the Third Amendment. Borrower, the Lenders and Agent do hereby modify and amend the Third Amendment as follows:

             (a)  By deleting the figure “$5,000,000.00” appearing in the last line of the amendment to the definition of “Developed Lots” appearing in Paragraph 3(a) of the Third Amendment, appearing on page 2 thereof, and inserting in lieu thereof the figure “$10,000,000.00”.

        6.  References to Credit Agreement. All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement, as modified and amended herein.

        7.  Representations. Borrower represents and warrants to Agent and the Lenders as follows:

            (a)  Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrower, (ii) have been duly authorized by all necessary proceedings on the part of Borrower, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to Borrower, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon Borrower or any of its properties or to which Borrower is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of Borrower. Borrower hereby represents and warrants that Borrower is not required to obtain the consent of any third party as a result of or in connection with entering into this Amendment and Borrower has provided any and all notices to any third parties as required as a result of or in connection with entering into this Amendment.

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            (b)   Enforceability. The execution and delivery of this Amendment is the valid and legally binding obligations of Borrower enforceable in accordance with the terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

            (c)  Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

        8.   No Default. By execution hereof, the Borrower certifies that Borrower is and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing.

        9.   Waiver of Claims. Borrower acknowledges, represents and agrees that Borrower has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

        10.   Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents and the Credit Agreement as modified and amended herein. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower under the Loan Documents.

        11.   Amendment as Loan Document. This Amendment shall constitute a Loan Document.

        12. Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

        13.   Miscellaneous. This Amendment shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. This Amendment shall be effective upon the execution and delivery of this Amendment by the Borrower and Fleet. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

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        14.  Fees. As an additional condition to the effectiveness of this Amendment, Borrower shall have paid Fleet a fee, the amount, terms and manner of payment of which are the subject of a separate letter agreement between Borrower and Fleet.

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    IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.
    BORROWER:
    M/I HOMES, INC. (formerly known as M/I Schottenstein Homes, Inc.), an Ohio corporation

    By:
    Name:
    Title:

    Attest:
    Name:
    Title:

    FLEET NATIONAL BANK (formerly known as BankBoston, N.A.), individually and as Agent

    By:
    Name:
    Title:

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